Exhibit 3.131

ARTICLES OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

ANEMI MARITIME SERVICES S.A.

We, Sophocles N. Zoullas, being the duly appointed, qualified and acting President and Secretary, and Alan Ginsberg, being the duly appointed, qualified and acting Treasurer, of Anemi Maritime Services S.A. (the “Corporation”), a corporation incorporated under the laws of the Republic of Liberia as of the 1st day of September 2005, with registration number C-107667, for the purpose of amending the Articles of Incorporation of the Corporation hereby certify that:

I. The Articles of Incorporation were filed with the Minister of Foreign Affairs under the name TSANGARIS MARINE SERVICES INC. as of the 1st day of September 2005.

II. A Previous Amendment to the Articles of Incorporation was filed on the 11th day of October 2005, changing the name to ANEMI MARITIME SERVICES S.A.

III. The within amendment to the Articles of Incorporation was authorised by vote of the holder of all of the outstanding shares of the Corporation entitled to vote thereon at a meeting of shareholders.

IV. Section D of the Articles of Incorporation presently reads as follows:

“The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) bearer shares without par value”, and is hereby amended in its entirety to read as follows:

“The aggregate number of shares of stock that the Corporation is authorised to issue is five hundred (500) registered shares without par value”.

V. Upon filing of the within amendment, each shares of the Corporation’s bearer stock outstanding will be exchanged for a share of the Corporation’s registered stock, and all such bearer shares shall be cancelled.

IN WITNESS WHEREOF, we have executed these Articles of Amendment on this 20th day of August, 2007.

/s/ Sophocles N. Zoullas
Sophocles N. Zoullas, President/Secretary

/s/ Alan Ginsberg
Alan Ginsberg, Treasurer

“$1.00 REVENUE STAMPS ON ORIGINAL”

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On this the 20th day of August, 2007, before me, a Notary Public in and for the State of New York, qualified in New York County, personally appeared Sophocles N. Zoullas and Alan Ginsberg, to me known and known to me to be a the President/Secretary and the Treasurer, respectively, of Anemi Maritime Services S.A. and they jointly and severally duly acknowledged to me that the execution of the within amendment was their act and deed.

COUNTY CLERK

NEW YORK COUNTY

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

585412

I, NORMAN GOODMAN, County Clerk and Clerk of the Supreme Court of the State of New York, in and for the County of New York, a Court of Record, having by law a seal, DO HEREBY CERTIFY pursuant to the Executive Law of the State of New York, that

/s/ Elaine Bryant

whose name is subscribed to the annexed affidavit, deposition, certificate of acknowledgment or proof, was at the time of taking the same a NOTARY PUBLIC in and for the State of New York duly commissioned, sworn and qualified to act as such; that pursuant to law, a commission or a certificate of his official character, with his autograph signature has been filed in my office; that at the time of taking such proof, acknowledgment or oath, he was duly authorized to take the same; that I am well acquainted with the handwriting of such NOTARY PUBLIC or have compared the signature on the annexed instrument with his autograph signature deposited in my office, and I believe that such signature is genuine.

IN WITNESS WHEREOF I have hereunto set my hand affixed my official seal this

/s/ AUG 21 2007

FEE PAID $3.00

/s/ Norman Goodman
County Clerk and Clerk of the Supreme Court, New York County

United States of America State of New York
By
Lorraine Cortes-Vazquez Secretary of State and Custodian of the Great Seal Thereof

It is hereby certified, that Norman Goodman was Clerk of the County of New York in the State of New York and Clerk of the Supreme Court therein, being a Court of Record, on the day of the date of the annexed certificate, and duly authorized to grant same; that the seal affixed to said certificate is the seal of said County and Court; that the attestation thereof of said Clerk is in due form and executed by the proper officer; and that full faith and credit may and ought to be given to said Clerk’s official acts.

In Testimony Whereof, the Great Seal of the State is hereunto affixed.

Witness my hand at the city of New York

this 21st day of August Two Thousand and Seven

Lorraine Cortes-Vazquez

Secretary of State

/s/ Joseph T. Amello
Joseph T. Amello Special Deputy Secretary of State